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                             JOINT FILING AGREEMENT

           Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.


Dated:     July 10, 2000

                                 QUESTOR PARTNERS FUND II, L.P.
                                 a Delaware limited partnership

                                 By: Questor General Partner II, L.P.,
                                      its General Partner
                                 By: Questor Principals II, Inc.
                                      its General Partner

                                 By:      /s/ Robert D. Denious



                                 QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                 a Delaware limited partnership

                                 By:  Questor Principals II, Inc.

                                 By:      /s/ Robert D. Denious



                                 QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

                                 By: Questor Principals II, Inc.

                                 By:      /s/ Robert D. Denious





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